EXHIBIT 99.1

News Release

MARSH ANNOUNCES PLAN TO EXPLORE STRATEGIC ALTERNATIVES FOR ITS WHOLESALE BROKING OPERATIONS

NEW YORK, May 26, 2005--Marsh Inc., the world's leading risk and insurance services firm, announced that it has retained Banc of America Securities LLC to act as its financial advisor to explore strategic alternatives for its wholesale broking operations, Crump Group, Inc., based in Dallas, Texas, and Price Forbes Limited, based in London, England.

Marsh, the world's leading risk and insurance services firm, has nearly 30,000 employees and annual revenues exceeding $5 billion. The firm provides advice and transactional capabilities to clients in over 100 countries. Marsh is a unit of Marsh & McLennan Companies (MMC), a global professional services firm with approximately 60,000 employees and annual revenues exceeding $12 billion. MMC also is the parent company of Guy Carpenter, Kroll, Putnam Investments, and Mercer. MMC's stock (ticker symbol: MMC) is listed on the New York, Chicago, Pacific, and London stock exchanges. MMC's Web site address is www.mmc.com. Marsh's Web site address is www.marsh.com.

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This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, discussions concerning the matters raised in the complaint filed by the New York Attorney General’s Office stating a claim for, among other things, fraud and violations of New York State antitrust and securities laws, the complaint filed by the Connecticut Attorney General and numerous other investigations being conducted by other state attorneys general and state superintendents or commissioners of insurance, elimination of market services agreements (“MSA”), the new business model of Marsh Inc., the adverse consequences arising from market-timing issues at Putnam, including fines and restitution, revenues, expenses, earnings and cash flow, capital structure, existing credit facilities, and access to public capital markets including commercial paper markets, pension funding, market and industry conditions, premium rates, financial markets, interest rates, foreign exchange rates, claims, lawsuits and other contingencies, and matters relating to MMC’s operations and income taxes.

Such forward-looking statements are based on available current market and industry materials, experts’ reports and opinions, and long-term trends, as well as management’s expectations concerning current and future events impacting MMC. Forward-looking statements by their very nature involve risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by forward-looking statements that we make include:

•	the impact of litigation and regulatory proceedings brought by the New York Attorney General’s Office, other state attorneys general and state insurance regulators,
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the impact of class actions, derivative actions and individual suits brought by policyholders and shareholders (including MMC employees) asserting various claims, including claims under U.S. securities laws, ERISA, RICO, unfair business practices and other common law or statutory claims,

•	loss of clients,
•	loss of producers or key managers,
•	inability to negotiate satisfactory new arrangements for Marsh’s compensation with insurance carriers or clients,
•	inability to reduce expenses to the extent necessary to achieve desired levels of profitability,
•	inability to collect previously accrued MSA revenue,
•	changes in competitive conditions,
•	movements in premium rate levels,
•	changes in the availability of, and the market conditions and the premiums insurance carriers charge for, insurance products,
•	mergers between client organizations,
•	insurance or reinsurance company insolvencies,
•	the impact of litigation and other regulatory matters stemming from market-timing issues at Putnam,
•	changes in worldwide and national equity and fixed income markets,
•	actual and relative investment performance of the Putnam mutual funds,
•	the level of sales and redemptions of Putnam mutual fund shares,
•	the ability to maintain investment management and administrative fees at current levels at Putnam,
•	the ability of MMC to successfully access the public capital markets to meet long term financing needs,
•	the continued strength of MMC’s relationships with its employees and clients,
•	the ability to successfully integrate acquired businesses and realize expected synergies,
•	changes in general worldwide and national economic conditions,
•	the impact of terrorist attacks,
•	natural catastrophes,
•	changes in the value of investments made in individual companies and investment funds,
•	fluctuations in foreign currencies,
•	actions of regulators and law enforcement authorities,
•	changes in interest rates,
•	developments relating to claims, lawsuits and contingencies,
•	prospective and retrospective changes in the tax or accounting treatment of MMC’s operations, and
•	the impact of tax and other legislation and regulation in the jurisdictions in which MMC operates.

Forward-looking statements speak only as of the date on which they are made, and MMC undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events.

MMC is committed to providing timely and materially accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, MMC and its operating companies use their websites to convey meaningful information about their businesses, including the anticipated release of quarterly financial results and the posting of updates of assets under management at Putnam. Monthly updates of total assets under management at Putnam will be posted to the MMC website the first business day following the end of each month. Putnam posts mutual fund and performance data to its website regularly. Assets for most Putnam retail mutual funds are posted approximately two weeks after each month-end. Mutual fund net asset value (NAV) is posted daily. Historical performance and Lipper rankings are also provided. Investors can link to MMC and its operating company websites through www.mmc.com.